Exhibit 99.1

News Release

April 21, 2008	For immediate release
Park National Corporation reports net income increase
for first quarter 2008, declares second quarter dividend
NEWARK, Ohio — Park National Corporation (Park) (AMEX:PRK) today reported $23.0 million in net income for the first quarter 2008 (three months ended March 31, 2008), a 9.1 percent increase over the $21.1 million in net income from the same period in 2007. Earnings per diluted share for the first quarter 2008 were $1.65, a 10.7 percent increase compared to $1.49 in earnings per diluted share in the first quarter 2007.
At its meeting earlier today, the Park board of directors declared a cash dividend for the second quarter of 2008 of $.94 per share, payable on June 10, 2008 to shareholders on record as of May 28, 2008.
Net loan charge-offs for the first quarter 2008 totaled $8.6 million or an annualized 0.82 percent of average loans. Net loan charge-offs for the first quarter 2007 were $2.2 million or an annualized 0.25 percent of average loans. Park’s provision for loan losses in the first quarter 2008 was $7.4 million, compared to $2.2 million for the first quarter of 2007.
“In addition to taking the best care of our clients and helping them achieve their financial goals, we continue to place the highest priority on improving loan quality and reducing loan charge-offs,” said Park Chairman C. Daniel DeLawder.
Park’s Vision Bank affiliate (acquired on March 9, 2007) accounted for 64 percent of 2008 first quarter net loan charge-offs. Vision Bank is headquartered in Panama City, Fla. and its offices serve communities in the Florida panhandle and Baldwin County, Alabama.
“Associates at Vision Bank are aggressively managing the loan portfolio to minimize future losses. We are encouraged that Vision Bank increased loan balances in the first quarter utilizing loan underwriting practices consistently employed by other Park affiliate banks,” DeLawder said. “Loan balances in the corporation collectively increased during the first quarter, including increased lending activity within the communities served by the Ohio-based affiliates.”
During the fourth quarter of 2007, Park recorded a $0.9 million charge related to Park’s relationship with Visa® and Visa® members’ indemnification of future settlements related to some litigation issues Visa® was facing. During the first quarter of 2008, Visa’s® successful initial public offering generated proceeds that allowed Park to reverse the litigation reserve and also receive $2.2 million in other income, for a total of $3.1 million recognized in other income during the period.
Headquartered in Newark, Ohio, Park holds $6.785 billion in assets (based on asset totals as of March 31, 2008). Park and its subsidiaries consist of 14 community banking divisions, 12 of which are based in Ohio, 1 in Alabama and 1 in Florida, and 2 specialty finance companies. Park operates 156 offices through the following organizations: The Park National Bank, The Park National Bank of Southwest Ohio & Northern Kentucky Division, Fairfield National Division, The Richland Trust Company, Century National Bank, The First-Knox National Bank of Mount Vernon, Farmers and Savings Division, United Bank, N.A., Second National Bank, The Security National Bank and Trust Co., Unity National Division, The Citizens National Bank of Urbana, Vision Bank of Panama City, Florida, Vision Bank Division of Gulf Shores, Alabama, Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance), and Guardian Financial Services Company.

Media Contacts:	Bethany White, Communication Specialist, 740.349.3754
John Kozak, Chief Financial Officer, 740.349.3792
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

News Release
SAFE HARBOR STATEMENT under the Private Securities Litigation Reform Act of 1995
This news release contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risk and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Vision Bank’s loan portfolio may be worse than expected; Park’s ability to execute its business plan successfully and within expected timeframe; general economic and financial market conditions, either national or in the states in which Park and its subsidiaries do business, are worse than expected; changes in the interest rate environment reduce net interest margins; competitive pressures among financial institutions increase significantly; the nature, time and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries; demand for loans in the respective market areas served by Park and its subsidiaries, and other risk factors relating to the banking industry as detailed from time to time in Park’s reports filed with the Securities and Exchange Commission including those described in “Item 1A. Risk Factors” of Part I of Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.
Complete financial tables are below:
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
MARCH 31, 2008
INCOME STATEMENT

	THREE MONTHS ENDED
	MARCH 31,
			PERCENT
	2008	2007	CHANGE
NET INTEREST INCOME	$61,484	$54,898	12.00%

PROVISION FOR LOAN LOSSES	7,394	2,205	235.33%

OTHER INCOME	21,039	16,174	30.08%

GAIN ON SALE OF SECURITIES	309	—

OTHER EXPENSE	43,277	39,309	10.09%

INCOME BEFORE TAXES	32,161	29,558	8.81%

NET INCOME	22,978	21,063	9.09%

NET INCOME PER SHARE-BASIC	1.65	1.49	10.74%

NET INCOME PER SHARE-DILUTED	1.65	1.49	10.74%

CASH DIVIDENDS PER SHARE	0.94	0.93	1.08%

RATIOS AND OTHER INFORMATION
RETURN ON AVERAGE ASSETS	1.42%	1.51%

RETURN ON AVERAGE EQUITY	15.95%	14.58%

RETURN ON AVERAGE TANGIBLE REALIZED EQUITY (a)	21.59%	17.09%

YIELD ON EARNING ASSETS	6.83%	7.10%

COST OF PAYING LIABILITIES	3.07%	3.36%

NET INTEREST MARGIN	4.19%	4.31%

EFFICIENCY RATIO	52.16%	54.94%

NET LOAN CHARGE-OFFS (RECOVERIES)	$8,648	$2,199

NET CHARGE-OFFS AS A PERCENT OF LOANS	0.82%	0.25%
BALANCE SHEET

	March 31,	December 31,	March 31,
	2008	2007	2007

INVESTMENTS	$1,956,035	$1,703,103	$1,590,948

LOANS	4,253,363	4,224,134	4,088,683

LOAN LOSS RESERVE	85,848	87,102	79,839

GOODWILL AND OTHER INTANGIBLES	143,550	144,556	198,228

TOTAL ASSETS	6,785,437	6,501,102	6,307,455

DEPOSITS	4,519,756	4,439,239	4,552,476

BORROWINGS	1,581,465	1,389,727	1,010,970

EQUITY	595,251	580,012	660,890

BOOK VALUE PER SHARE	42.63	41.54	45.07

NONPERFORMING LOANS	107,303	103,932	37,748

NONPERFORMING ASSETS	127,416	117,375	42,346

PAST DUE 90 DAY LOANS	4,032	4,545	2,881

RATIOS
LOANS/ASSETS	62.68%	64.98%	64.82%

NONPERFORMING LOANS/LOANS	2.52%	2.46%	0.92%

PAST DUE 90 DAY LOANS/LOANS	0.09%	0.11%	0.07%

LOAN LOSS RESERVE/LOANS	2.02%	2.06%	1.95%

EQUITY/ASSETS	8.77%	8.92%	10.48%

(a)	Net Income for each period divided by average tangible realized equity during the period. Average tangible realized equity equals average stockholders’ equity during the applicable period less (i) average goodwill and other intangible assets during the period and (ii) average accumulated other comprehensive income (loss), net of taxes, during the period.
RECONCILIATION OF AVERAGE STOCKHOLDERS’ EQUITY TO AVERAGE TANGIBLE REALIZED EQUITY:

	THREE MONTHS ENDED
	MARCH 31,
	2008	2007

AVERAGE STOCKHOLDERS’ EQUITY	579,564	585,702

Less Average Goodwill and Other Intangible Assets	144,119	108,794

Average Accumulated Other Comprehensive (Income)Loss, Net of Taxes	(7,306)	22,810

AVERAGE TANGIBLE REALIZED EQUITY	428,139	499,718

PARK NATIONAL CORPORATION
Consolidated Statements of Income
(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2008	2007

Interest income:
Interest and fees on loans	$79,010	$71,182

Interest on:
Obligations of U.S. Government, its agencies and other securities	20,705	18,547

Obligations of states and political subdivisions	654	813

Other interest income	99	294

Total interest income	100,468	90,836

Interest expense:
Interest on deposits:
Demand and savings deposits	7,358	8,097

Time deposits	19,199	17,581

Interest on borrowings	12,427	10,260

Total interest expense	38,984	35,938

Net interest income	61,484	54,898

Provision for loan losses	7,394	2,205

Net interest income after provision for loan losses	54,090	52,693

Other income	21,039	16,174

Gain (loss) on sale of securities	309	—

Other expense:
Salaries and employee benefits	24,671	23,061

Occupancy expense	3,025	2,560

Furniture and equipment expense	2,317	2,176

Other expense	13,264	11,512

Total other expense	43,277	39,309

Income before income taxes	32,161	29,558

Income taxes	9,183	8,495

Net income	$22,978	$21,063

Per Share:

Net income — basic	$1.65	$1.49

Net income — diluted	$1.65	$1.49

Weighted average shares — basic	13,964,572	14,121,331

Weighted average shares — diluted	13,964,572	14,138,517

PARK NATIONAL CORPORATION
Consolidated Balance Sheets
(dollars in thousands, except share data)

	March 31,
	2008	2007

Assets

Cash and due from banks	$176,350	$169,192

Money market instruments	8,546	28,938

Interest bearing deposits	1	1

Investment securities	1,956,035	1,590,948

Loans (net of unearned income)	4,253,363	4,088,683

Allowance for possible loan losses	85,848	79,839

Loans, net	4,167,515	4,008,844

Bank premises and equipment, net	68,816	64,946

Goodwill and other intangible assets	143,550	198,228

Other assets	264,624	246,358

Total assets	$6,785,437	$6,307,455

Liabilities and Stockholders’ Equity

Deposits:
Noninterest-bearing	$711,151	$718,829

Interest-bearing	3,808,605	3,833,647

Total deposits	4,519,756	4,552,476

Borrowings	1,581,465	1,010,970

Other liabilities	88,965	83,119

Total liabilities	6,190,186	5,646,565

Stockholders’ Equity:
Common stock (No par value; 20,000,000 shares authorized at 2008 and 2007; 16,151,188 shares issued at 2008 and 16,151,243 at 2007)	301,213	300,324

Accumulated other comprehensive income (loss), net of taxes	10,627	(19,111)

Retained earnings	491,515	527,677

Treasury stock (2,186,624 shares at 2008 and 1,486,382 shares at 2007)	(208,104)	(148,000)

Total stockholders’ equity	595,251	660,890

Total liabilities and stockholders’ equity	$6,785,437	$6,307,455

PARK NATIONAL CORPORATION
Consolidated Average Balance Sheets
(dollars in thousands)

	Three Months Ended
	March 31,
	2008	2007

Assets

Cash and due from banks	$141,568	$150,773

Money market instruments	11,500	23,395

Interest bearing deposits	1	1

Investment securities	1,717,375	1,536,664

Loans (net of unearned income)	4,229,423	3,631,168

Allowance for possible loan losses	87,273	73,174

Loans, net	4,142,150	3,557,994

Bank premises and equipment, net	69,018	49,988

Goodwill and other intangible assets	144,119	108,794

Other assets	269,467	244,437

Total assets	$6,495,198	$5,672,046

Liabilities and Stockholders’ Equity

Deposits:
Noninterest-bearing	$705,014	$656,765

Interest-bearing	3,768,060	3,376,488

Total deposits	4,473,074	4,033,253

Borrowings	1,343,208	963,787

Other liabilities	99,352	89,304

Total liabilities	5,915,634	5,086,344

Stockholders’ Equity:
Common stock	301,213	236,509

Accumulated other comprehensive income (loss), net of taxes	7,306	(22,810)

Retained earnings	479,149	515,649

Treasury stock	(208,104)	(143,646)

Total stockholders’ equity	579,564	585,702

Total liabilities and stockholders’ equity	$6,495,198	$5,672,046